UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In light of Bioanalytical Systems, Inc.’s (the “Company”) disclosed credit issues, management continues to pursue initiatives to reduce operating costs. In connection with those initiatives, on March 1, 2016 Jacqueline Lemke, the Company’s President and Chief Executive Officer, offered to take a 10% reduction of her base salary and to suspend her commuting allowance, each for the remainder of fiscal 2016, and the Company’s Compensation Committee agreed to such arrangements. The foregoing summary of the adjustments to Ms. Lemke’s compensation arrangement is qualified in its entirety by reference to Amendment No. 1 to Ms. Lemke’s Second Amended and Restated Employment Agreement, filed as Exhibit 10.1 hereto.

The information provided in Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Bioanalytical Systems, Inc. and Jacqueline M. Lemke, dated March 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: March 4, 2016	By:	/s/ Jeffrey Potrzebowski
Jeffrey Potrzebowski
Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Bioanalytical Systems, Inc. and Jacqueline M. Lemke, dated March 1, 2016.